    As filed with the Securities and Exchange Commission on August 1, 2000
                                                   Registration No.  333-42292
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                -------------

                               POST-EFFECTIVE
                             AMENDMENT NO. 1 to
                                  FORM F-2

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                -------------

                             Satyam Infoway Limited
             (Exact name of Registrant as specified in its charter)
                                 Not Applicable
                (Transaction of Registrant's name into English)

      Republic of India                       7379                    Not Applicable
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S.  Employer
incorporation or organization)     Classification Code Number)    Identification Number)

                              Maanasarovar Towers
                          271-A, Anna Salai, Teynampet
                                Chennai 600 018
                                     India
                               (91) 44-435-3221

(Address, including zip code, and telephone number, including area code, of the
                   Registrant's principal executive offices)
                                 -------------
                             CT Corporation System
            111 8th Avenue, New York, New York 10011, (212) 894-8940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 -------------
                                  Copies to:
                          Anthony J.  Richmond, Esq.
                               Latham & Watkins
                            135 Commonwealth Drive
                         Menlo Park, California 94025
                                (650) 328-4600
                                 -------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                                -------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------

                     DEREGISTRATION OF UNISSUED EQUITY SHARES

     Pursuant to its Registration Statement on Form F-2 (Registration No. 333-42292), Satyam Infoway Limited registered the resale of up to 625,000 equity shares, par value Rs.10 per share. The sole purpose of the registration statement is to register for resale the ADSs issued in connection with Satyam Infoway's investment in CricInfo Limited. On July 31, 2000, Satyam Infoway completed its acquisition of a 25% stake in CricInfo Limited through the issuance of an aggregate of 551,180 equity shares (representing 2,204,720 ADSs). Satyam Infoway hereby deregisters the 73,820 equity shares (represented by 295,280 ADSs) which were not issued in connection with the CricInfo Limited transaction.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this post-effective amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chennai, State of Tamil Nadu, Country of India, on this 1st day of August, 2000.

                              SATYAM INFOWAY LIMITED



                              By         /s/ R. Ramaraj
                                         --------------
                                         Name:  R. Ramaraj
                                         Title:  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

            Signature                                         Title                                     Date
            ---------                                         -----                                     ----
/s/ R. Ramaraj                                Chief Executive Officer and Director                 August 1, 2000
---------------------------------             (Principal Executive Officer)
           R.  Ramaraj

/s/ T.R. Santhanakrishnan                      Chief Financial Officer                             August 1, 2000
---------------------------------              (Principal Financial and Accounting Officer)
     T.R.  Santhanakrishnan

                *                              Director                                            August 1, 2000
---------------------------------
       B.  Ramalinga Raju

                *                              Director                                            August 1, 2000
---------------------------------
           Pranab Barua

                                               Director                                            August  , 2000
---------------------------------
         T.H.  Chowdary

                *                              Director                                            August 1, 2000
---------------------------------
           Donald Peck

                                               Director                                            August  , 2000
---------------------------------
       C.  Srinivasa Raju

                                               Director                                            August  , 2000
---------------------------------
         S. Srinivasan

            Signature                                         Title                                     Date
            ---------                                         -----                                     ----
                *                             Authorized Representative in the United States       August 1, 2000
---------------------------------
Donald J.  Puglisi



*By:  /s/ T.R. Santhanakrishnan                                                                    August 1, 2000
      ---------------------------------------
      T.R. Santhanakrishnan, attorney-in-fact